UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2013

VWR FUNDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-124100	56-2445503
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Matsonford Road

P.O. Box 6660

Radnor, PA 19087

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (610) 386-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Share-Based Compensation

VWR Funding, Inc. (the “Company”) adopted a management incentive equity program for the 2013 calendar year (the “Incentive Program”) pursuant to which certain eligible employees were given the opportunity to elect to receive grants of unvested Class A Common Units (“Class A Incentive Units”) in Varietal Distribution Holdings, LLC (“Holdings”), the Company’s indirect parent company. Each of the Company’s current “named executive officers” (as defined in Item 402(a)(3) of Regulation S-K) are participating in the Incentive Program along with certain other officers and employees (each, an “Eligible Individual” and collectively, “Eligible Individuals”).

On March 29, 2013, Holdings entered into agreements to grant Class A Incentive Units to certain Eligible Individuals. The Class A Incentive Units were granted to Eligible Individuals for no purchase price. The number of Class A Incentive Units granted to each Eligible Individual was based on the level at which each Eligible Individual was entitled to receive a cash bonus under the Incentive Program. The equity units issued by Holdings pursuant to the Incentive Program consisted of 365,004 Class A Incentive Units. The number of Class A Incentive Units that ultimately vest will depend on the achievement by the Company of certain performance metrics for fiscal year 2013 (the “Measurement Period”), which metrics are generally based on the Company’s and/or its subsidiaries’ internal EBITDA performance and other financial and non-financial performance measures applicable to Eligible Individuals. Following the Company’s filing with the Securities and Exchange Commission of its annual audited consolidated financial statements for the Measurement Period, the Company’s Board of Directors or a committee thereof will determine the extent to which the performance metrics have been met and the number of Class A Incentive Units, if any, that each Eligible Individual will retain and/or forfeit based thereon (the “Determination Date”).

The Class A Incentive Units, which are unvested upon issuance, are entitled to one vote each on all matters to be voted on by holders of equity units. Distributions on the Class A Incentive Units are junior in priority to distributions on the Company’s Class A Preferred Units. Distributions on Class A Incentive Units will be made if and when approved by the Board of Managers of Holdings, in which case the holders of vested Class A Incentive Units will be entitled to participate in such distributions ratably on a per-unit basis.

Class A Incentive Units will additionally be subject to time-based vesting which provides for 100% vesting on December 31, 2015 subject to the Eligible Individual’s continued employment by Holdings, the Company or any of their respective subsidiaries and the Eligible Individual’s continued employment in an Eligible Role (as defined in the underlying grant agreements) during the entire Measurement Period. Outstanding Class A Incentive Units will automatically vest upon a sale of the Company, as defined in the underlying grant agreements.

If an Eligible Individual ceases to be employed by Holdings, the Company or any of their respective subsidiaries for any reason other than for termination without cause, all unvested Class A Incentive Units will be automatically forfeited and all vested Class A Incentive Units are subject to repurchase at the option of Holdings and certain of its affiliates. The repurchase price per vested Class A Incentive Unit will be the fair market value (as defined in the underlying grant agreements) of such unit as of the date of the sending of written notice of the repurchase to the holder. If the Eligible Individual is terminated without cause after the Determination Date and prior to December 31, 2015, then all of the Eligible Individual’s outstanding Class A Incentive Units will vest upon such termination.

New Employment Agreement

On April 3, 2013, the Company, entered into a new employment arrangement with Manuel Brocke-Benz, its President and Chief Executive Officer, on terms and conditions that were approved by the Company’s Board of Directors. Mr. Brocke-Benz’s new employment arrangement was documented in a new employment agreement between Mr. Brocke-Benz and Varietal Management Services GmbH (“Varietal Management”), an indirect wholly-owned subsidiary of the Company, which will replace his existing employment letters. Pursuant to the terms of his new employment agreement, Mr. Brocke-Benz will receive a per annum base salary of $800,000 and an annual target base bonus of 100% of his base salary and a maximum bonus of 200% of his base salary. If Mr. Brocke-Benz is terminated without cause or if he resigns for good reason (as such terms are defined in Mr. Brocke-Benz’s employment agreement), Mr. Brocke-Benz will be entitled to (i) two times the sum of his base salary plus his target bonus for the year in which such termination or resignation occurs, payable in equal installments over the 12-month period following termination or resignation and (ii) continued health benefits for the 18-month period following termination or resignation.

As partial consideration for the benefits provided under the severance arrangements in the new employment agreement, Mr. Brocke-Benz is bound by a confidentiality agreement as well as customary non-compete and non-solicitation provisions. The non-compete provisions prohibit Mr. Brocke-Benz from engaging in or being affiliated with any business which is competitive with Varietal Management or any of its subsidiaries or affiliates while employed by Varietal Management and for a period of 18 months after the termination of such employment for any reason. The non-solicitation provisions prohibit Mr. Brocke-Benz, either alone or in association with others, from soliciting any employee of Varietal Management or any of its subsidiaries or affiliates to leave the employ of Varietal Management or any of its subsidiaries or affiliates unless such individual’s employment has been terminated for a period of 180 days or longer. Mr. Brocke-Benz’s receipt of the severance benefits would be contingent upon signing a release of claims against Varietal Management or any of its subsidiaries or affiliates.

Purchase of Equity

As part of the new employment arrangement with Mr. Brocke-Benz, on March 29, 2013, Holdings and Mr. Brocke-Benz entered into a Management Unit Purchase Agreement (the “Purchase Agreement”), pursuant to which Holdings issued, and Mr. Brocke-Benz purchased, 54,285 Class A Common Units (the “Common Units”).

The Common Units will vest pursuant to the Purchase Agreement on a daily, straight-line basis from March 29, 2013 (the “Purchase Date”) through the fourth anniversary of the Purchase

Date such that 100% of the Common Units will have vested as of the fourth anniversary of the Purchase Date; provided that (i) if a sale of the Company (as defined in the Purchase Agreement) occurs, all of the Common Units will immediately vest, (ii) if the Company completes an initial public offering or a public offering of a subsidiary (“IPO”), the Common Units that were scheduled to vest during the one-year period following the date of the IPO will instead vest as of such time and the remaining unvested portion will continue to vest on a daily basis through the third anniversary of issuance, and (iii) upon the termination of Mr. Brocke-Benz’s employment with Holdings, the Company or any of their respective subsidiaries, by reason of his death or disability, the Common Units that were scheduled to vest during the one-year period following the date of such termination will instead vest as of the date of termination.

Except as described in clause (iii) above, if Mr. Brocke-Benz ceases to be employed by Holdings, the Company or any of their respective subsidiaries for any reason, all unvested Common Units will be subject to repurchase by Holdings and certain of its affiliates at the lower of original cost or fair market value (as defined in the Purchase Agreement) and all vested Common Units will be subject to repurchase by Holdings and certain of its affiliates at the fair market value of such unit as of the date of the sending of written notice of the repurchase to Mr. Brocke-Benz, in each case pursuant to the terms and conditions set forth in the Purchase Agreement.

Item 5.07 Submission of Matters to a Vote of Security Holders

Re-election of Directors

Pursuant to a written consent in lieu of a meeting dated April 1, 2013, the Company’s direct parent, VWR Investors, Inc., re-elected all members of the Company’s Board of Directors, consisting of Nicholas W. Alexos, Robert L. Barchi, Edward A. Blechschmidt, Manuel Brocke-Benz, Thompson Dean, Robert P. DeCresce, Pamela Forbes Lieberman, Harry M. Jansen Kraemer, Jr., Carlos del Salto, Timothy P. Sullivan and Robert J. Zollars.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Form of 2013 Incentive Program Unit Grant Agreement

10.2	Employment Letter, dated April 3, 2013, between Varietal Management Services GmbH and Manuel Brocke-Benz

10.3	Management Unit Purchase Agreement, dated March 29, 2013, between Varietal Distribution Holdings, LLC and Manuel Brocke-Benz

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VWR Funding, Inc.

Date: April 4, 2013	By:	/s/ Theresa A. Balog
	Name:	Theresa A. Balog
	Title:	Vice President and Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of 2013 Incentive Program Unit Grant Agreement

10.2	Employment Letter, dated April 3, 2013, between Varietal Management Services GmbH and Manuel Brocke-Benz

10.3	Management Unit Purchase Agreement, dated March 29, 2013, between Varietal Distribution Holdings, LLC and Manuel Brocke-Benz